Exhibit 4.10

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY HAVE BEEN ACQUIRED SOLELY FOR IN VESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISTRIBUTED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL, SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT

Warrant No. Banking Agreement/CityNet 1	Dated: July 23, 2003

To Purchase Up to 1,000,000 Shares of Common Stock of

Universal Access Global Holdings Inc. (the “Company”)

1.                                       Number of Shares; Exercise Price; Term. This certifies that, in consideration for services provided under the Financial Advisory/Investment Banking Agreement dated December 13, 2002, by and between the Company and Broadmark Capital, LLC, Broadmark Capital, LLC and its successors and assigns (in each case, the “Holder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time after the date hereof and at or prior to 11:59 p.m. Central Time, on July 22, 2007 (the “Expiration Time”), but not thereafter, to acquire from the Company, in whole or in part, from time to time, up to 1,000,000 fully paid and nonassessable shares (the “Shares”) of Common Stock, par value $0.01 per share of the Company (“Common Stock”), at a purchase price of $0.22 per Share (the “Exercise Price”). The number of Shares, type of security and Exercise Price are subject to adjustment as provided herein, and all references to “Common Stock” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

2.                                       Exercise of Warrant.

(a)                                  This Warrant may be exercised by the Holder, in whole or in part, at any time, or from time to time, prior to the Expiration Time, by the surrender of this Warrant and the Notice of Exercise annexed hereto, each duly completed and executed on behalf of the Holder, at the office of the Company in Chicago, Illinois, (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), and upon payment of the Exercise Price for the Shares thereby purchased (by cash, certified or cashier’s check or wire transfer payable to the order of the Company, at the time of exercise in an amount equal to the purchase price of the Shares thereby purchased). Thereupon, the Holder, as holder of this Warrant, shall be entitled to receive from the Company a stock certificate in proper form representing the number of Shares so purchased, and a new Warrant in substantially identical form and dated as of such exercise for the purchase of that number of Shares equal to the difference, if any, between the number of Shares subject hereto and the number of Shares as to which this Warrant is so exercised.

(b)                                 Cashless Exercise. Notwithstanding any provisions in this Warrant to the contrary, if the fair market value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion of the Warrant being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise and notice of such election in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y (A-B)

A

Where:

X =                             the number of shares of Common Stock to be issued to the Holder

Y =                              the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the number of Shares of Common Stock being purchased under Warrant

A =                            the “fair market value” (as defined below) of one share of Common Stock

B =                              the Exercise Price per share

For purposes of the above calculation, “fair market value” of one share of Common Stock shall be determined in accordance with one of the following methods:

(i)                                     If the Company’s Common Stock is listed on a national securities exchange or included for quotation on the Nasdaq Stock Market (whether the Nasdaq National Market or Nasdaq SmallCap Market), the closing price of the Common Stock on such exchange or market on the date immediately preceding the date of exercise of this Warrant;

(ii)                                  If the Company’s Common Stock is actively traded on the over-the-counter market or an equivalent market, the fair market value shall be the last reported sale price of the Common Stock from the date immediately preceding the date of exercise of this Warrant; or

(iii)                               If the Company’s Common Stock is not listed on a national securities exchange or included for quotation on the Nasdaq Stock Market, actively traded on the over-the-counter market or otherwise admitted to unlisted trading privileges and closing prices are not so reported, the current fair market value shall be determined by the Company’s board of directors in good faith.

3.                                       Issuance of Shares. Certificates for Shares purchased hereunder shall be delivered to the Holder within a reasonable period of time after the date on which this Warrant shall have been exercised in accordance with the terms hereof. All Shares that may be issued upon the exercise of this Warrant shall, upon such exercise, be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issuance thereof (other than liens or charges created by or imposed upon the Holder as the holder of the Warrant or taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that the Shares so issued shall be, and shall for all purposes be deemed to have been, issued to the Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised or converted in accordance with the terms hereof.

4.                                       No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant. In lieu of any fractional Share to which the Holder would otherwise be entitled, the Holder shall be entitled, at its option, to receive either (i) a cash payment equal to the excess of fair market value for such fractional Share above the Exercise Price for such fractional share (as determined in good faith by the Company) or (ii) a whole Share if the Holder tenders the Exercise Price for one whole Share.

5.                                       No Rights as Shareholders. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

6.                                       Charges, Taxes and Expenses. Certificates for Shares issued upon exercise of this Warrant shall be issued in the name of the Holder. Issuance of certificates for Shares upon the exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

7.                                       Registration Rights. The Holder shall be entitled to the following registration rights:

(a)                                  Piggyback Registration. If at any time the Company proposes to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to a public offering of the Company’s Common Stock (other than a registration statement relating to the sale of securities to participants in a dividend reinvestment plan, a registration on Form S-4 or similar or successor form thereto relating to a business combination or similar transaction permitted to be registered on such Form S-4, and a registration on Form S-8 or similar or successor form thereto relating to the sale of securities to participants in a stock or employee benefit plan) while any Shares are outstanding, the Company shall give the Holder at least thirty (30) days’ prior written notice of the filing of such registration statement (a “Piggyback Registration”) at the address that appears on the records of the Company.  The notice shall offer to include in the registration statement any and all of the Registrable Shares (as defined below).  The Holder shall have until the 20th day after receipt of such notice to send to the Company a written request that shall specify the number of Registrable Shares which the Holder desires to have included in the registration statement. Subject to Section 7(b), the Company shall include in the filing for registration under the Act, the aggregate number of Registrable Shares which the Holder requested to be included in such filing concurrently with the registration of such other securities, all to the extent required to permit the public offering and sale of the Registrable Shares. The Company will use its reasonable efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as reasonably practicable; provided, however, that the number of Registrable Shares that may be registered pursuant to this Section 7(a) on any such registration statement involving an underwriting shall be subject to those reductions determined to be necessary by the underwriter of the offering pursuant to Section 7(b).

“Registrable Shares” shall mean (i) any shares of Common Stock issuable to the Holder upon the exercise of all or any portion of the Warrant, and (ii) any other securities issued or issuable with respect to any such shares described in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, sale of assets or other reorganization, provided, however, that shares of Common Stock shall cease to be Registrable Shares at the time that (i) such shares have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (ii) such shares have been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect to such shares are removed upon the consummation of such sale.

(b)                                 Underwritten Offering. If any Piggyback Registration involves an underwritten offering, the Company shall so advise the Holder as part of the notice given pursuant to Section 7(a).  The Company shall (together with all other holders of Common Stock proposing to distribute their securities through such underwriting), if requested by the underwriter, enter into an underwriting agreement in customary form with a managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 7(b), if the managing underwriter advises the Company in writing that the total amount of securities requested to be included in such Piggyback Registration exceeds the amount which can be sold in (or during the time of) such offering without delaying or jeopardizing the success of the offering (including the price per share of the securities to be sold), then the amount of securities to be offered for the account of the Company and of any holder of securities (including the Holder) shall be reduced to a number deemed satisfactory by such managing underwriter or underwriters, provided, that the securities to be excluded shall be determined in the following sequence:

(i)                                     in the event the offering was proposed by or for the account of holders of securities of the Company (the “Proposing Holders”): (A) first, securities proposed to be offered for the account of the Company; (B) second, Registrable Shares requested to be registered by the Holder and securities requested to be registered by any other holders of securities of the Company other than Proposing Holders or holders of “Registrable Shares” as defined in that Registration Rights Agreement dated July 23, 2003 by and among the Company, CityNet Telecommunications, Inc. and other stockholders (the “CityNet Registrable Shares” and the holders of such shares shall be the “CityNet Holders”), on a pro rata basis (based upon the number of shares of Common Stock beneficially held by each such holder); (C) third, CityNet Registrable Shares held by the CityNet Holders, on a pro rata basis (based upon the number of CityNet Registrable Shares beneficially held by each such holder); and (D) fourth, securities held by the Proposing Holders, on a pro rata basis (based upon the number or of shares of Common Stock beneficially held by each such holder); and

(ii)                                  in the event the offering was proposed by or for the account of the Company: (A) first, Registrable Shares requested to be registered by the Holder and securities requested to be registered by any other holders of securities of the Company other than CityNet Registrable Shares held by the CityNet Holders, on a pro rata basis (based upon the number of shares of Common Stock beneficially held by each such holder); (B) second, CityNet Registrable Shares held by the CityNet Holders on a pro rata basis (based upon the number of CityNet Registrable Shares beneficially held by each such holder); and (C) third, securities proposed to be offered for the account of the Company.

(c)                                  No Liability. Nothing in this Agreement shall create any liability on the part of the Company to the Holder if the Company in its sole discretion should decide not to file a Registration Statement proposed to be filed pursuant to Section 7(a) hereof or to withdraw such Registration Statement subsequent to its filing, regardless of any action whatsoever that the Holder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise.

(d)                                 Expenses of Registration. All Registration Expenses (defined below) incurred in connection with a Piggyback Registration shall be borne by the Company. All Selling Expenses (defined below) incurred in connection with a Piggyback Registration shall be borne by Holder for the Registrable Shares so registered. For purposes of this Section 7(d):

(i)                                     “Registration Expenses” shall mean all expenses incurred by the Company in connection with a Piggyback Registration, including, without limitation, (i) all registration and filing fees, including NASD filing fees, (ii) all fees and expenses of compliance with securities or Blue Sky laws, (iii) printing expenses, (iv) messenger, telephone and delivery expenses, (v) fees and disbursements of counsel for the Company, (vi) fees and disbursements of all independent certified public accountants of the Company (including expenses of any “cold comfort” letters required in connection with this Warrant) and all other persons retained by the Company in connection with such Piggyback Registration, and (vii) fees and disbursements of underwriters customarily paid by the issuers or sellers of securities.

(ii)                                  “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of the Registrable Shares in the Piggyback Registration and all fees and disbursements of any special counsel (other than the Company’s regular counsel) of the Holder.

(e)                                  Qualification for sale. In connection with a Piggyback Registration, the Company shall use its reasonable best efforts to cause the Registrable Shares so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder may reasonably request; provided, however, that the Company shall not be required to qualify to do business in any state by reason of this Section 7(e) in which it is not otherwise required to qualify to do business.

(f)                                    Effectiveness. In connection with a Piggyback Registration, the Company shall prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement with respect to the Registrable Shares requested to be registered and use its reasonable best efforts to cause such registration statement to become effective, and shall keep effective any Piggyback Registration and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for such period of time as shall be required to permit Holder to complete the offer and sale of the Registrable Shares covered thereby.  The Company shall in no event be required to keep any such Piggyback Registration in effect for more than twelve (12) months from the initial effective date of the Piggyback Registration; provided, however, that, if during the twelve (12) month period of effectiveness of the registration statement, the Company gives to the Holder a Blackout Notice pursuant to Section 7(g), the Company shall extend the effectiveness of the registration statement for the same time period as that set forth in the Blackout Notice.

(g)                                 Blackout Rights. Following the effective date of any registration statement filed pursuant to Section 7(a), the Company shall be entitled, from time to time, to notify the Holder to discontinue offers or sales of shares pursuant to such registration statement for Registrable Shares for the period of time stated in the written notice (the “Blackout Notice”), if the Company determines, in its reasonable business judgment, that the disclosure required in connection with the offers and sales of the Registrable Shares could materially damage the Company’s ability to successfully complete an acquisition, corporate reorganization, securities offering or other voluntary transaction undertaken by the Company (which information the Company would not be required to disclose at such time other than in connection with the Holder’s registration statement) that is material to the Company and its subsidiaries taken as a whole.  The time period for which the Holder must discontinue offers or sales of shares pursuant to a Blackout Notice shall be for any period the Company reasonably believes is necessary, and if, the Company is unable to determine the duration of such period at the time the Blackout Notice is issued, the Blackout Notice may state that the period extends “until the Holder is otherwise notified by the Company;” provided that the Blackout Notice may not exceed more than one hundred eighty (180) consecutive days within any period of three hundred sixty-five (365) consecutive days.  The Blackout Notice shall be signed by an authorized officer of the Company and shall certify the Company’s determination.  The Holder agrees that upon receipt of a Blackout Notice it shall discontinue offers or sales of Registrable Shares pursuant to any such registration statement for the period of time stated in the Blackout Notice.

(h)                                 Distribution of Registration Statement. In connection with Piggyback Registration, the Company shall promptly furnish to the Holder such number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Act and the rules and regulations thereunder, and such other documents, as the Holder may reasonably request to facilitate the disposition of the Registrable Shares included in such registration.

(i)                                     Notification of Effectiveness.  The Company shall notify the Holder promptly when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

(j)                                     Other Notifications. The Company shall promptly notify the Holder at any time when the prospectus included in the Piggyback Registration, as then in effect, would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the reasonable request of the Holder prepare and furnish to it such number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

(k)                                  Indemnification by Company. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Holder from and against any and all loss, liability, charge, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 7(k), but not be limited to, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with any untrue statement or alleged untrue statement of a material fact contained (A) in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, relating to the sale of any of the Registrable Shares or (B) in any application or other document or communication (in this Section 7(k) collectively called an “Application”) executed by or on behalf of the Company and based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Registrable Shares under the Act or blue sky laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder for inclusion in any registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any Application, as the case may be.

If any action is brought against the Holder in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, the Holder shall promptly notify the Company in writing of the institution of such action (the failure to notify the Company within a reasonable time of the commencement of any such action, to the extent prejudicial to the Company’s ability to defend such action, shall relieve the Company of liability to the Holder pursuant to this Section 7(k) and the Company shall promptly assume the defense of such action, including the employment of counsel, provided that the Holder shall have the right to employ his or her own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Holder unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Holder shall have reasonably concluded that there may be one or more legal defenses available to him or her which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the Holder. Notwithstanding anything in this Section 7(k) to the contrary, the Company shall not be liable for any settlement of any such claim or action effected without its written consent.  The Company shall not, without the prior written consent of the Holder, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respective of which indemnity may be sought hereunder, unless such settlement, compromise, consent, or termination includes an unconditional release of the Holder from all liability in respect of such action. The Company agrees promptly to notify the Holder of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of any Registrable Shares or any preliminary prospectus, prospectus, registration statement, or amendment or supplement thereto, or any application relating to any sale of any Registrable Shares.

(l)                                     Indemnification by Holder. The Holder agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed any registration statement covering Registrable Shares held by the Holder, to the same extent as the foregoing indemnity from the Company to the Holder in Section 7(k), but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any Application, in reliance upon and in conformity with written information furnished to the Company with respect to the Holder by or on behalf of the Holder, for inclusion in any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be.  If any action shall be brought against the Company or any other person so indemnified based on any such registration statement, preliminary prospectus, or final prospectus or any amendment or supplement thereto, or in any Application, and in respect of which indemnity may be sought against the Holder pursuant to this Section 7(l), the Holder shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the Holder, by the provisions of Section 7(l).

(m)                               Termination of Registration Rights. The covenants set forth in Section 7 of this Warrant shall terminate on the first date on which no Registrable Shares remain outstanding.

(n)                                 Lock-Up. The Holder hereby agrees that, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Act, the Holder shall not sell or otherwise transfer any Registrable Shares during the same period requested in writing by the managing underwriter and agreed to in writing by the Company and all of the executive officers, directors and greater than ten percent stockholders of the Company (the “Market Standoff Period”).  The Company may impose stop-transfer instructions with respect to Shares subject to the foregoing restrictions until the end of such Market Standoff Period.

8.                                       Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Holder as the registered holder at the office or agency of the Company referenced in Section 2 above, for a new Warrant in substantially identical form and dated as of such exchange. The Company shall maintain at the office or agency referenced in Section 2 above, a registry showing the name and address of the Holder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

9.                                       Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation and reissuance, in lieu of this Warrant.

10.                                 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday or Sunday or a legal holiday.

11.                                 Adjustments of Rights. The purchase price per Share and the number of Shares purchasable hereunder are subject to adjustment from time to time as follows:

(a)                                  Merger or Consolidation. If at any time there shall be a merger or a consolidation of the Company with or into another corporation when the Company is not the surviving corporation, then, as part of such merger or consolidation, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares of stock or other securities or property (including cash) of the successor corporation resulting from such merger or consolidation, to which the Holder as the holder of the stock deliverable upon exercise of this Warrant would have been entitled in such merger or consolidation if this Warrant had been exercised immediately before such merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder as the holder of this Warrant after the merger or consolidation. This provision shall apply to successive mergers or consolidations.

(b)                                 Reclassification, Recapitalization, etc. If the Company, at any time shall, by subdivision, combination or reclassification of securities, recapitalization, automatic conversion, or other similar event affecting the number or character of outstanding Shares, or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change.

(c)                                  Split, Subdivision or Combination of Shares. If the Company, at any time while this Warrant remains outstanding and unexpired, shall split, subdivision or combine the securities as to which purchase rights under this Warrant exist, the Exercise Price shall be proportionately increased or decreased as appropriate to adjust for the split, subdivision or combination.

(d)                                 Common Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to Common Stock payable in shares of Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of the shareholders entitled to receive such dividend, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend. This paragraph shall apply only if and to the extent that, at the time of such event, this Warrant is then exercisable for Common Stock.

(e)                                  Adjustment of Number of Shares. Upon each adjustment in the Exercise Price pursuant to Section 11(c) or 11(d) hereof, the number of Shares purchasable hereunder shall be adjusted, to the nearest whole Share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction (i) the numerator of which shall be the Exercise Price immediately prior to such adjustment, and (ii) the denominator of which shall be the Exercise Price immediately after such adjustment.

12.                                 Notice of Adjustments; Notices. Whenever the Exercise Price or number or type of securities issuable hereunder shall be adjusted pursuant to Section 11 hereof, the Company shall issue and provide to the Holder as the holder of this Warrant a certificate signed by an officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of Shares purchasable hereunder after giving effect to such adjustment.

13.                                 Binding Effect; Governing Law. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of Illinois and for all purposes shall be construed in accordance with and governed by the laws of said state, without giving effect to the conflict of laws principles.

14.                                 Attorneys’ Fees. In any litigation, arbitration or court proceeding between the Company and the Holder as the holder of this Warrant relating hereto, the prevailing party shall be entitled to reasonable attorneys’ fees and expenses incurred in enforcing this Warrant.

15.                                 Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Holder as the holder hereof.

16.                                 Notice. All notices hereunder shall be in writing and shall be effective (a) on the day on which delivered if delivered personally or transmitted by facsimile or telegram or telecopier with evidence of receipt, (b) one business day after the date on which the same is delivered to a nationally recognized overnight courier service with evidence of receipt, or (c) five business days after the date on which the same is deposited, postage prepaid, in the U.S. mail, sent by certified or registered mail, return receipt requested, and addressed to the party to be notified at the address indicated below for the Company, or at the address for the Holder as set forth in the registry maintained by the Company pursuant to Section 8, or at such other address and/or facsimile or telecopier and/or to the attention of such other person as the Company or the Holder may designate by ten-day advance written notice.

17.                                 Entire Agreement. This Warrant and the form attached hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

IN WITNESS WHEREOF, Universal Access Global Holdings Inc. has caused this Warrant to be executed by its duly authorized officer.

Dated: July 23, 2003

UNIVERSAL ACCESS GLOBAL HOLDINGS INC.

	By:	/S/ Randall R. Lay
Name: Randall R. Lay
Title: Chief Executive Officer

FORM OF NOTICE OF EXERCISE

To: Universal Access Global Holdings Inc.

1.                                       The undersigned hereby elects to purchase                       shares (the “Shares”) of Common Stock, $0.01 par value of Universal Access Global Holdings Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price and any transfer taxes payable pursuant to the terms of the Warrant, together with an investment Representation Statement in form and substance satisfactory to legal counsel to the Company.

2.                                       The Shares to be received by the undersigned upon exercise of the Warrant are being acquired for its own account, not as a nominee or agent, and not with a view to resale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable federal and state securities laws. The undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Shares. The undersigned believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares.

3.                                       The undersigned understands that the Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the “Act”), only in certain limited circumstances. In this connection, the undersigned represents that it is familiar with Rule 144 of the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

4.                                       The undersigned understands the certificates evidencing the Shares may bear one or all of the following legends:

(a)                                  “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

(b)                                 Any legend required by applicable state law.

5.                                       Please issue a certificate or certificates representing said Shares in the name of the undersigned.

Broadmark Capital, LLC

By:

Title:

Date:

1

6.                                       Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned.

Broadmark Capital, LLC

By:

Title:

Date:

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